Exhibit 99.2
AH REALTY TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Financial Information

Overview

As previously disclosed, on March 13, 2026, AH Realty Trust, Inc. (the “Company”) entered into a purchase and sale agreement with affiliates of Harbor Group International (“HGI”) to sell 11 of the Company’s 14 multifamily properties for an aggregate purchase price of approximately $562.0 million (the "Multifamily Disposition").

On May 20, 2026, the Company completed the disposition of nine of eleven properties to be sold pursuant to the Multifamily Disposition for aggregate gross proceeds of approximately $485.0 million (the “First Closing”). The First Closing consisted of the disposition of the following properties:
(a) 1305 Dock Street
(b) 1405 Point
(c) Allied | Harbor Point
(d) Chandler Residences
(e) Chronicle Mill Apartments
(f) Encore Apartments
(g) Liberty Apartments
(h) The Cosmopolitan
(i) The Edison

Two multifamily properties - Greenside and Premier - remain under contract to affiliates of HGI. The Company anticipates closing on the $50.0 million sale of Greenside by the end of 2026 (the “Greenside Closing”) and hte $27.0 million sale of Premier by mid-2027 (the “Premier Closing,” and, collectively with the Greenside Closing, the “Remaining Closings”). There can be no assurance that the Company will complete the Remaining Closings on the timeline described herein or at all, or that the Company will realize the expected benefits of the Multifamily Disposition in part or at all. For additional information regarding the Multifamily Disposition, see the Current Report on Form 8-K previously filed by the Company on March 16, 2026.

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and have been prepared to illustrate the estimated effects of the First Closing. The unaudited pro forma condensed consolidated balance sheet gives effect to the First Closing as if it had occurred on March 31, 2026, our latest balance sheet date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026, and for the fiscal year ended December 31, 2025, assume the First Closing occurred on January 1, 2025, the first day of fiscal 2025. Beginning in the first quarter of 2026, the multifamily historical financial results for periods prior to the First Closing were reflected in the Company’s consolidated financial statements as discontinued operations in accordance with the applicable accounting guidance.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
–the audited consolidated financial statements, accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
–the unaudited condensed consolidated financial statements, accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, each as filed with the Securities and Exchange Commission.

Exhibit 99.2
The historical consolidated column in the unaudited pro forma consolidated financial statements reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the First Closing and related events.

The unaudited pro forma consolidated financial information is presented for illustrative and informational purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the First Closing been completed as of the dates indicated, nor is it intended to project the Company’s results of operations or financial position for any future period. The pro forma adjustments are based upon the best available information and management estimates and is subject to assumptions and adjustments described below in the accompanying notes. Management believes these assumptions and estimates are reasonable, given the information available at the filing date.

Exhibit 99.2
AH REALTY TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2026
(In thousands, except par value and share data)

	Historical Consolidated	Pro Forma Adjustments (A)	Pro Forma
ASSETS
Real estate investments:
Income producing property	$1,773,240	$—	$1,773,240
Held for development	5,683	—	5,683
Construction in progress	16,568	—	16,568
	1,795,491	—	1,795,491
Accumulated depreciation	(412,226)	—	(412,226)
Net real estate investments	1,383,265	—	1,383,265
Real estate investments held for sale	23,223	—	23,223
Assets of discontinued operations	705,981	(451,462)	254,519
Cash and cash equivalents	28,545	12,353	40,898
Restricted cash	2,013	—	2,013
Accounts receivable, net	63,185	—	63,185
Equity method investments	48,177	—	48,177
Operating lease right-of-use assets	22,551	—	22,551
Finance lease right-of-use assets	77,212	—	77,212
Acquired lease intangible assets	73,108	—	73,108
Other assets	45,591	—	45,591
Total Assets	$2,472,851	$(439,109)	$2,033,742
LIABILITIES AND EQUITY
Indebtedness, net	$1,245,288	$(195,000)	1,050,288
Liabilities related to assets held for sale	8,387	—	8,387
Liabilities of discontinued operations	281,633	(265,506)	16,127
Accounts payable and accrued liabilities	29,532	—	29,532
Operating lease liabilities	31,153	—	31,153
Finance lease liabilities	85,038	—	85,038
Other liabilities	31,640	—	31,640
Total Liabilities	1,712,671	(460,506)	1,252,165

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized: 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, 9,980,000 shares authorized; 6,843,418 shares issued and outstanding	171,085	—	171,085
Common stock, $0.01 par value, 500,000,000 shares authorized; 76,552,562 shares issued and outstanding	768	—	768
Additional paid-in capital	702,891	—	702,891
Distributions in excess of earnings	(306,080)	21,397	(284,683)
Accumulated other comprehensive income	859	—	859
Total stockholders’ equity	569,523	21,397	590,920
Noncontrolling interests in investment entities	8,325	—	8,325
Noncontrolling interests in Operating Partnership	182,332	—	182,332
Total Equity	760,180	21,397	781,577
Total Liabilities and Equity	$2,472,851	$(439,109)	$2,033,742

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Exhibit 99.2
AH REALTY TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Quarter Ended March 31, 2026
(In thousands, except per share data)

	Historical Consolidated	Pro Forma Adjustments (A)	Pro Forma
Revenues
Rental revenues	$52,317	$—	$52,317
Total revenues	52,317	—	52,317

Expenses
Rental expenses	12,857	—	12,857
Real estate taxes	4,735	—	4,735
Depreciation and amortization	18,241	—	18,241
General and administrative expenses	4,716	—	4,716
Total expenses	40,549	—	40,549
Loss on real estate dispositions, net	(141)	—	(141)
Operating income	11,627	—	11,627
Interest income	62	—	62
Interest expense	(13,782)	—	(13,782)
Equity in income (loss) of unconsolidated real estate entities	243	—	243
Change in fair value of derivatives and other	1,344	—	1,344
Other income (expense), net	13	—	13
Loss from continuing operations	(493)	—	(493)

(Loss) income from discontinued operations, net of taxes	(29,889)	1,724	(28,165)

Net (loss) income	$(30,382)	$1,724	$(28,658)
Net loss (income) attributable to noncontrolling interests:
Investment entities	(22)	—	(22)
Operating Partnership	7,240	(375)	6,865
Net (loss) income attributable to AH Realty Trust, Inc.	(23,164)	1,349	(21,815)
Preferred stock dividends	(2,887)	—	(2,887)
Net (loss) income attributable to common stockholders	$(26,051)	$1,349	$(24,702)
Net loss attributable to common stockholders from continuing operations per share (basic and diluted)	(0.03)	—	(0.03)
Net (loss) income attributable to common stockholders from discontinued operations per share (basic and diluted)	(0.30)	0.02	(0.28)
Net (loss) income attributable to common stockholders per share (basic and diluted)	(0.33)	0.02	(0.31)
Weighted-average common shares outstanding (basic and diluted)	79,840	79,840	79,840

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Exhibit 99.2
AH REALTY TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2025
(In thousands, except per share data)

	Historical Consolidated	Pro Forma Adjustments (A)	Pro Forma
Revenues
Rental revenues	$209,935	$—	$209,935
Total revenues	209,935	—	209,935

Expenses
Rental expenses	47,073	—	47,073
Real estate taxes	20,709	—	20,709
Depreciation and amortization	71,891	—	71,891
General and administrative expenses	19,937	—	19,937
Acquisition, development, and other pursuit costs	93	—	93
Impairment charges	318	—	318
Total expenses	160,021	—	160,021
Operating income	49,914	—	49,914
Interest income	620	—	620
Interest expense	(57,748)	—	(57,748)
Equity in income (loss) of unconsolidated real estate entities	(2,234)	—	(2,234)
(Loss) gain on consolidation of real estate entities	3,768	—	3,768
Loss on extinguishment of debt	(36)	—	(36)
Change in fair value of derivatives and other	(766)	—	(766)
Unrealized credit loss release	241	—	241
Other income (expense), net	(87)	—	(87)
Loss from continuing operations	(6,327)	—	(6,327)

Income from discontinued operations, net of taxes	10,235	22,957	33,192

Net income	$3,908	$22,957	$26,865
Net loss attributable to noncontrolling interests:
Investment entities	99	—	99
Operating Partnership	1,597	(4,992)	(3,395)
Net income attributable to AH Realty Trust, Inc.	5,604	17,965	23,569
Preferred stock dividends	(11,548)	—	(11,548)
Net (loss) income attributable to common stockholders	$(5,944)	$17,965	$12,021
Net (loss) income attributable to common stockholders from continuing operations per share (basic and diluted)	(0.17)	—	(0.17)
Net income attributable to common stockholders from discontinued operations per share (basic and diluted)	0.10	0.23	0.33
Net (loss) income attributable to common stockholders per share (basic and diluted)	(0.07)	0.23	0.16
Weighted-average common shares outstanding (basic and diluted)	80,116	79,840	79,840

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Exhibit 99.2
AH REALTY TRUST, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A) Represents the removal of the assets and liabilities associated with the assets disposed of in the First Closing. The transaction accounting adjustments are as follows:

Net real estate investments	$441,183
Finance lease right-of-use assets	9,867
Acquired lease intangible assets	412
Net book value of real estate assets	$451,462

Gross sales price	485,000
Estimated closing costs(1)	(12,141)
Estimated net proceeds	472,859
Net book value	(451,462)
Cumulative net income adjustment	$21,397

Estimated net proceeds	$472,859
Debt repayments(2)	(460,506)
Net cash received	$12,353

(1) Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the nine assets in the First Closing. Includes $6.4 million of escrows funded by the Company in connection with the sale.
(2) Represents the repayment of the mortgages secured by 1305 Dock Street, Allied | Harbor Point, Encore Apartments, Liberty Apartments, The Cosmopolitan, and The Edison, and the use of additional proceeds to repay borrowings outstanding on the revolving credit facility using sales proceeds from the First Closing.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)

Three Months Ended March 31, 2026

(A) Represents the removal of the historical revenues and expenses for the three months ended March 31, 2026, of the nine properties included in the First Closing. Summarized results of discontinued operations for the three months ended March 31, 2026, related to the nine properties included in the First Closing, are shown below (in thousands):

Rental revenues	$13,141
Rental expenses	(4,763)
Real estate taxes	(1,270)
Non-operating income and expenses(1)(2)	(8,832)
Loss from discontinued operations, net of tax	$(1,724)

(1) Non-operating income and expenses includes depreciation and amortization, general and administrative expenses, interest income, and interest expense.
(2) Interest expense is allocated by first allocating secured debt to the relevant properties. Unsecured debt is then allocated using the total value of unencumbered income producing property, and allocated based on property classification.

Exhibit 99.2

Year Ended December 31, 2025

(A) Represents the removal of the historical revenues and expenses for the year ended December 31, 2025, of the nine properties included in the First Closing, and the addition of the estimated gain on the transaction. Summarized results of discontinued operations for the year ended December 31, 2025, related to the nine properties included in the First Closing, are shown below (in thousands):

Rental revenues	$47,698
Rental expenses	(15,986)
Real estate taxes	(4,897)
Non-operating income and expenses(1)(2)	(28,374)
Gain on real estate dispositions(3)	(21,397)
Loss from discontinued operations, net of tax	$(22,957)

(1) Non-operating income and expenses includes depreciation and amortization, general and administrative expenses, interest income, and interest expense.
(2) Interest expense is allocated by first allocating secured debt to the relevant properties. Unsecured debt is then allocated using the total value of unencumbered income producing property, and allocated based on property classification.
(3) Represents the estimated gain on sale of the nine properties included in the First Closing, calculated as the estimated net proceeds of $472.9 million less the net book value of the assets of $451.5 million, both as described in Note A of the adjustments to the unaudited pro forma condensed consolidated balance sheet.